Exhibit 99.1

Nine Energy Service Announces Second Quarter 2025 Results

•	Q2 25 revenue came in the upper end of original guidance, despite US rig declines throughout the quarter

•	Revenue, net loss and adjusted EBITDAA of $147.3 million, $(10.4) million and $14.1 million, respectively, for the second quarter of 2025

•	Q2 25 Completion Tool revenue increased by ~9% and Q2 Wireline revenue increased by ~11% quarter over quarter

•	Total H1 2025 international revenue increased by ~20% compared to H1 2024

•	Total liquidity as of June 30, 2025 of $65.5 million

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported second quarter 2025 revenues of $147.3 million, net loss of $(10.4) million, or $(0.25) per diluted share and $(0.25) per basic share, and adjusted EBITDA of $14.1 million. The Company provided original second quarter 2025 revenue guidance between $138.0 and $148.0 million, with actual results in the upper end of the provided range.

“Despite significant rig declines in the US land market throughout Q2, our revenue came in at the upper end of our original guidance,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service.

“Following the announcement of US imposed tariffs in April, we saw WTI prices decline in Q2, falling below $60 for the first time in four years. The decline in commodity prices, coupled with global uncertainty and increased costs, resulted in US activity declines throughout the quarter. Between March 28th and July 3rd, over 50 rigs came out of the US market, the majority of which came out of oil-levered basins like the Permian. With these activity declines, we began to receive pricing pressure across service lines, which negatively impacted revenue and earnings during the second quarter.”

“Natural gas prices also declined during Q2 but remain mostly supportive. We have begun to see a more positive sentiment in natural gas levered basins, as well as more consistent, efficient operations, which has benefited Nine, most specifically in the Northeast. Natural gas continues to be a potential catalyst for Nine, and we remain positive on the long-term outlook for natural gas.”

“Despite a challenging macro backdrop, Nine’s operations performed well this quarter. Our Completion Tool business increased revenue by ~9% quarter over quarter, driven mostly by an increase in international revenue and stronger sales in gas-levered basins like the Haynesville and Northeast. Additionally, our Wireline business increased revenue by ~11% this quarter, a result of more efficient operations in the Northeast and incremental market share in our remedial wireline business.”

“We are playing both offense and defense to improve revenue and margins in a lower rig count environment. This includes market share gains with current and new customers, growing our international tools business, R&D and technology advances, construction of our new completion tool facility and potential expansion into new geographies. We are also simultaneously reducing costs without impeding the quality of our service and technology. In Q3 we will see full quarter realizations of activity and pricing declines that occurred throughout Q2, and because of this, anticipate Q3 revenue and earnings will be down compared to Q2.”

“We are nimble and diversified in both our service and technology offerings and commodity exposure. This has and will continue to allow us to navigate these uncertain markets, while still being able to capitalize on any potential growth opportunities both domestically and internationally.”

Operating Results

During the second quarter of 2025, the Company reported revenues of $147.3 million, gross profit of $17.3 million and adjusted gross profitB of $25.8 million. During the second quarter, the Company generated ROIC of (-16.2)% and adjusted ROICC of 6.7%.

During the second quarter of 2025, the Company reported general and administrative (“G&A”) expense of $13.9 million. Depreciation and amortization expense (“D&A”) in the second quarter of 2025 was $8.6 million.

The Company’s tax benefit was approximately $0.3 million year to date. The benefit for 2025 is the result of a $0.5 million discrete tax benefit recorded during the second quarter of 2025, offset by tax positions in state and non-U.S. jurisdictions.

Liquidity and Capital Expenditures

During the second quarter of 2025, the Company reported net cash provided by operating activities of $10.1 million. Capital expenditures totaled $6.1 million during the second quarter of 2025 and totaled $10.4 million for the first half of 2025. The Company’s full-year 2025 capex guidance is unchanged at $15 to $25 million.

As of June 30, 2025, Nine’s cash and cash equivalents were $14.2 million, and the Company had $51.3 million of availability under its revolving credit facility, resulting in a total liquidity position of $65.5 million as of June 30, 2025. On June 30, 2025, the Company had $49.4 million of borrowings under its revolving credit facility. In July 2025, the Company borrowed an additional $13.4 million under its revolving credit facility.

During the second quarter of 2025, the Company did not sell any shares of common stock under its at-the-market equity offering program.

ABCSee end of press release for definitions of these non-GAAP measures. These measures are intended to provide additional information only and should not be considered as alternatives to, or more meaningful than, net income (loss), gross profit or any other measure determined in accordance with GAAP. Certain items excluded from these measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Our computation of these measures may not be comparable to other similarly titled measures of other companies.

Conference Call Information

The call is scheduled for Wednesday, August 6, 2025, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through August 20, 2025 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13754403.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, Haynesville, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations; general economic conditions and inflation, particularly, cost inflation with labor or materials; the effects of tariffs and other trade measures on the Company’s business and on the onshore oil and natural gas industry generally; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business domestically and internationally; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; cybersecurity risks; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Senior Vice President, Strategic Development and Investor Relations

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025
Revenues	$147,251	$150,466
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	121,439	122,470
General and administrative expenses	13,874	13,263
Depreciation	5,796	5,837
Amortization of intangibles	2,796	2,796
Loss on revaluation of contingent liability	48	25
Loss (gain) on sale of property and equipment	(80)	446

Income from operations	3,378	5,629
Interest expense	14,729	12,876
Interest income	(319)	(139)
Other income	(187)	(162)

Loss before income taxes	(10,845)	(6,946)
Provision (benefit) for income taxes	(454)	115

Net loss	$(10,391)	$(7,061)
Loss per share
Basic	$(0.25)	$(0.18)
Diluted	$(0.25)	$(0.18)
Weighted average shares outstanding
Basic	40,886,710	40,164,443
Diluted	40,886,710	40,164,443
Other comprehensive income, net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$228	$262

Total other comprehensive income, net of tax	228	262

Total comprehensive loss	$(10,163)	$(6,799)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	June 30, 2025	March 31, 2025
Assets
Current assets
Cash and cash equivalents	$14,216	$17,275
Restricted cash	3,539	—
Accounts receivable, net	93,992	95,115
Income taxes receivable	—	185
Inventories, net	54,209	51,186
Prepaid expenses	8,409	9,159
Other current assets	1,366	1,657

Total current assets	175,731	174,577
Property and equipment, net	68,794	68,562
Operating lease right of use assets, net	37,862	37,064
Finance lease right of use assets, net	22	50
Intangible assets, net	73,654	76,450
Other long-term assets	5,102	2,478

Total assets	$361,165	$359,181

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$44,145	$46,493
Accrued expenses	35,648	25,156
Income taxes payable	136	—
Current portion of long-term debt	913	2,260
Current portion of operating lease obligations	13,069	12,086
Current portion of finance lease obligations	19	34

Total current liabilities	93,930	86,029
Long-term liabilities
Long-term debt	323,454	319,137
Long-term operating lease obligations	25,426	25,588
Other long-term liabilities	92	540

Total liabilities	442,902	431,294

Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 43,370,187 and 42,348,643 shares issued and outstanding at June 30, 2025 and March 31, 2025, respectively)	434	423
Additional paid-in capital	807,509	806,981
Accumulated other comprehensive loss	(4,916)	(5,144)
Accumulated deficit	(884,764)	(874,373)

Total stockholders’ equity (deficit)	(81,737)	(72,113)

Total liabilities and stockholders’ equity (deficit)	$361,165	$359,181

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025
Cash flows from operating activities
Net loss	$(10,391)	$(7,061)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	5,796	5,837
Amortization of intangibles	2,796	2,796
Amortization of deferred financing costs and non-cash interest	4,235	2,087
Amortization of operating leases	3,717	3,418
Provision for doubtful accounts	17	34
Provision for inventory obsolescence	524	611
Stock-based compensation expense	539	750
Loss (gain) on sale of property and equipment	(80)	446
Loss on revaluation of contingent liability	48	25
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	1,133	(13,967)
Inventories, net	(3,412)	(928)
Prepaid expenses and other current assets	1,040	(448)
Accounts payable and accrued expenses	7,934	4,699
Income taxes receivable/payable	319	98
Operating lease obligations	(3,696)	(3,372)
Other assets and liabilities	(431)	(302)

Net cash provided by (used in) operating activities	10,088	(5,277)

Cash flows from investing activities
Proceeds from sales of property and equipment	107	—
Purchases of property and equipment	(5,872)	(3,981)

Net cash used in investing activities	(5,765)	(3,981)

Cash flows from financing activities
Proceeds from revolving credit facilities	48,946	4,000
Payments on revolving credit facilities	(47,000)	(4,000)
Proceeds from short-term debt	—	—
Payments of short-term debt	(1,347)	(1,320)
Cost of debt issuance	(4,507)	—
Principal payments on finance leases	(7)	(13)
Payments of contingent liability	—	(223)

Net cash used in financing activities	(3,915)	(1,556)

Impact of foreign currency exchange on cash	72	209

Net (decrease) increase in cash and cash equivalents	480	(10,605)
Cash, cash equivalents, and restricted cash
Beginning of period	17,275	27,880

End of period	$17,755	$17,275

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025
Net loss	$(10,391)	$(7,061)
Interest expense	14,729	12,876
Interest income	(319)	(139)
Depreciation	5,796	5,837
Amortization of intangibles	2,796	2,796
Provision (benefit) for income taxes	(454)	115

EBITDA	$12,157	$14,424

Loss on revaluation of contingent liability (1)	48	25
Restructuring charges	306	—
Stock-based compensation	539	750
Cash award expense	1,153	892
Loss (gain) on sale of property and equipment	(80)	446

Adjusted EBITDA	$14,123	$16,537

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.

NINE ENERGY SERVICE, INC.

RECONCILIATION AND CALCULATION OF ADJUSTED ROIC

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025
Net loss	$(10,391)	$(7,061)
Add back:
Interest expense	14,729	12,876
Interest income	(319)	(139)
Restructuring charges	306	—

Adjusted after-tax net operating income	$4,325	$5,676

Total capital as of prior period-end:
Total stockholders’ deficit	$(72,113)	$(66,064)
Total debt	349,260	350,580
Less: cash and cash equivalents	(17,275)	(27,880)

Total capital as of prior period-end:	$259,872	$256,636

Total capital as of period-end:
Total stockholders’ deficit	$(81,737)	$(72,113)
Total debt	350,275	349,260
Less: cash and cash equivalents	(14,216)	(17,275)

Total capital as of period-end:	$254,322	$259,872

Average total capital	$257,097	$258,254

ROIC	-16.2%	-10.9%
Adjusted ROIC	6.7%	8.8%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025
Calculation of gross profit:
Revenues	$147,251	$150,466
Cost of revenues (exclusive of depreciation and amortization shown separately below)	121,439	122,470
Depreciation (related to cost of revenues)	5,683	5,723
Amortization of intangibles	2,796	2,796

Gross profit	$17,333	$19,477

Adjusted gross profit reconciliation:
Gross profit	$17,333	$19,477
Depreciation (related to cost of revenues)	5,683	5,723
Amortization of intangibles	2,796	2,796

Adjusted gross profit	$25,812	$27,996

AAdjusted EBITDA is defined as EBITDA (which is net income (loss) before interest, taxes, and depreciation and amortization) further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation and cash award expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes adjusted EBITDA provides useful information to us and our investors regarding our financial condition and results of operations because it allows us and them to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

BAdjusted gross profit (loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management believes adjusted gross profit (loss) provides useful information to us and our investors regarding our financial condition and results of operation and helps management evaluate our operating performance by eliminating the impact of depreciation and amortization, which we do not consider indicative of our core operating performance.

CAdjusted return on invested capital (“adjusted ROIC”) is defined as adjusted after-tax net operating profit (loss), divided by average total capital. We define adjusted after-tax net operating profit (loss), which is a non-GAAP measure, as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute and use the average of the current and prior period-end total capital in determining adjusted ROIC. Management believes adjusted ROIC provides useful information to us and our investors regarding our financial condition and results of operations because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested, and management uses adjusted ROIC to assist them in capital resource allocation decisions and in evaluating business performance.